Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
February 23, 2012	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS

FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR-END 2011

IRVING, TEXAS—CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for its fourth quarter ended January 1, 2012. Total revenues for the fourth quarter of 2011 decreased 2.3%, or $4.2 million, to $178.6 million from $182.8 million for the fourth quarter of 2010. Comparable store sales decreased 3.6% for the fourth quarter of 2011 as compared to the fourth quarter of 2010.

Net income for the fourth quarter ended January 1, 2012 decreased to $2.7 million as compared to $2.8 million for the fourth quarter of 2010. Diluted earnings per share for the fourth quarter of 2011 were $0.15 per share as compared to diluted earnings per share of $0.14 per share for the fourth quarter of 2010. The increase in diluted earnings per share benefited from, among other things, our repurchase of approximately 2.5 million shares of our common stock since the beginning of the fourth quarter of 2010.

Total revenues for fiscal year 2011 increased 0.5%, or $4.0 million, to $821.2 million as compared to $817.2 million for fiscal 2010. Comparable store sales decreased 2.0% for the full fiscal year 2011 as compared to fiscal 2010. The increase in total revenues was primarily related to a weighted average net increase of six stores, which was offset by lower comparable store sales.

Net income for fiscal year 2011 increased to $55.0 million as compared to $54.0 million in fiscal 2010. Diluted earnings per share were $2.88 per share for fiscal 2011 as compared to diluted earnings per share of $2.55 per share for fiscal 2010. The increase in diluted earnings per share benefited from, among other things, the unfavorable tax related adjustments recorded in fiscal 2010 and our repurchase of approximately 4.5 million shares of our common stock since the beginning of fiscal year 2010.

On February 21, 2012, the Company’s Board of Directors declared a cash dividend of $0.22 per share. This cash dividend is scheduled to be paid on April 19, 2012 to stockholders of record as of March 22, 2012.

Michael Magusiak, President and Chief Executive Officer, stated that, “In fiscal 2011, we increased operating cash flow by $20.3 million to $177.2 million, while investing $94.7 million in opening 4 new stores and completing store expansions, major remodels, and game enhancements in 181 of our existing stores. In addition, during fiscal 2011, we paid approximately $11.5 million in cash dividends and repurchased approximately $79.8 million of our common stock. For 2012, we anticipate that our cash flow from operations will exceed capital expenditures and dividend payments by over $40 million. We intend to continue to return this capital to shareholders through cash dividends and opportunistic share repurchases.”

Mr. Magusiak continued, “While the decline in comparable store sales in the second half of 2011 was disappointing, we are optimistic that in executing on our 2012 strategic plan—including an enhanced marketing plan, the addition of 12-15 new and relocated stores, the continued capital investment in our U.S store base and increased international expansion—we will strengthen our financial performance.”

Business Outlook:

At this time, we are projecting comparable store sales for fiscal year 2012 to increase 1% to 2% and fiscal year 2012 diluted earnings per share to be in a range of $3.10 to $3.20. This guidance incorporates the following assumptions:

•	12-15 new Company-owned stores, including approximately three relocations and one franchise acquisition;

•	average cheddar cheese block prices in a range of $1.60 to $1.80 per pound;

•	depreciation and amortization expense will decrease approximately 1% from the prior year;

•	rent expense will increase approximately 2.0% from the prior year;

•	advertising expense as a percentage of total revenue will remain relatively flat;

•	annual effective income tax rate of approximately 39.3%;

•	capital expenditures to range from $94 to $96 million for fiscal year 2012;

•	our intent to repurchase Company common stock on an opportunistic basis; and

•	payment of four quarterly dividends totaling approximately $16.0 million.

This guidance considers impacting approximately 160 stores with store expansions, major remodels, and game enhancements.

Fourth Quarter 2011 Conference Call:

The Company will host a conference call Thursday, February 23, 2012, at 3:30 p.m. Central Time to discuss its fourth quarter financial results and outlook for fiscal year 2012. A live webcast of the call (listen only) can be accessed through the Company’s website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, March 30, 2012.

Non-GAAP Financial Measures:

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States (“GAAP”). From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company’s reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:

For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 556 Chuck E. Cheese’s stores located in 48 states and seven foreign countries or territories. Currently, 507 locations in the United States and Canada are owned and operated by the Company. CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food, and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides, and play areas, as well as a variety of dining options including pizza, sandwiches, a salad bar, and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $7.7 million to schools and non-profit institutions through its fundraising programs. For more information, see the Company’s website at www.chuckecheese.com.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate,” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2012, filed on February 23, 2012. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Our ability to successfully implement our business development strategies;

•	Unanticipated costs and delays in implementing our business development strategies;

•	Changes in consumer discretionary spending and general economic conditions;

•	Competition in both the restaurant and entertainment industries;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Loss of certain key personnel;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Government regulations, litigation, product liability claims and product recalls;

•	Adverse effects of local conditions, natural disasters and other events;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Disruptions of our information technology systems;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share information)

	Quarter Ended				Fiscal Year Ended
	January 1,		January 2,		January 1,		January 2,
	2012		2011		2012		2011
REVENUES:
Food and beverage sales	$84,378	47.3%	$88,709	48.5%	$388,908	47.4%	$398,241	48.7%
Entertainment and merchandise sales	93,241	52.2%	92,896	50.8%	426,986	52.0%	414,892	50.8%

Total Company store sales	177,619	99.5%	181,605	99.4%	815,894	99.4%	813,133	99.5%
Franchise fees and royalties	944	0.5%	1,186	0.6%	5,284	0.6%	4,115	0.5%

Total revenues	178,563	100.0%	182,791	100.0%	821,178	100.0%	817,248	100.0%

OPERATING COSTS AND EXPENSES:
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	21,803	25.8%	20,920	23.6%	95,989	24.7%	90,649	22.8%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	6,847	7.3%	7,541	8.1%	32,362	7.6%	34,233	8.3%

Total cost of food, beverage, entertainment and merchandise(3)	28,650	16.1%	28,461	15.7%	128,351	15.7%	124,882	15.4%
Labor expenses (3)	53,300	30.0%	54,225	29.9%	222,596	27.3%	222,337	27.3%
Depreciation and amortization (3)	19,229	10.8%	20,371	11.2%	80,826	9.9%	79,716	9.8%
Rent expense (3)	18,506	10.4%	17,780	9.8%	74,992	9.2%	70,425	8.7%
Other store operating expenses (3)	30,057	16.9%	31,318	17.2%	126,847	15.5%	128,075	15.8%

Total Company store operating costs (3)	149,742	84.3%	152,155	83.8%	633,612	77.7%	625,435	76.9%
Other costs and expenses:
Advertising expense	7,498	4.2%	7,990	4.4%	34,989	4.3%	35,282	4.3%
General and administrative expenses	13,781	7.7%	13,396	7.3%	51,859	6.3%	50,693	6.2%
Asset impairments	1,479	0.8%	—	—	2,739	0.3%	936	0.1%

Total operating costs and expenses	172,500	96.6%	173,541	94.9%	723,199	88.1%	712,346	87.2%

Operating income	6,063	3.4%	9,250	5.1%	97,979	11.9%	104,902	12.8%
Interest expense	2,254	1.3%	3,079	1.7%	8,875	1.1%	12,142	1.5%

Income before income taxes	3,809	2.1%	6,171	3.4%	89,104	10.9%	92,760	11.4%
Income taxes	1,081	0.6%	3,358	1.8%	34,142	4.2%	38,726	4.7%

Net income	$2,728	1.5%	$2,813	1.5%	$54,962	6.7%	$54,034	6.6%

Earnings per share:
Basic	$0.15		$0.14		$2.88		$2.55
Diluted	$0.15		$0.14		$2.88		$2.55

Weighted average common shares outstanding:
Basic	18,280		20,190		19,072		21,163
Diluted	18,363		20,241		19,121		21,204

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.

(Note - Due to rounding, percentages presented in the table above may not sum to total. The percentage amounts for the components of cost of food and beverage and the cost of entertainment and merchandise may not sum to total due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage sales and entertainment and merchandise sales, as opposed to total Company store sales.)

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Fiscal Year
	2011	2010
Net income	$54,962	$54,034

Components of other comprehensive income, net of tax:
Change in fair value of cash flow hedge, net of income taxes of ($5) and ($510), respectively	(10)	(835)
Hedging loss realized in earnings, net of income taxes of $760 and $1,888, respectively	1,231	3,094
Foreign currency translation adjustments, net of income taxes of ($64) and $144, respectively	(401)	1,123

Total components of other comprehensive income, net of tax	820	3,382

Comprehensive income	$55,782	$57,416

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	January 1,	January 2,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$18,673	$19,269
Other current assets	62,008	68,084

Total current assets	80,681	87,353
Property and equipment, net	683,390	683,192
Other noncurrent assets	8,400	7,484

Total assets	$772,471	$778,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligations, current portion	$834	$936
Other current liabilities	82,854	88,138

Total current liabilities	83,688	89,074
Capital lease obligations, less current portion	10,075	10,326
Revolving credit facility borrowings	389,600	377,000
Other noncurrent liabilities	164,931	143,567

Total liabilities	648,294	619,967

Stockholders’ equity	124,177	158,062

Total liabilities and stockholders’ equity	$772,471	$778,029

CEC ENTERTAINMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Fiscal Year Ended
	January 1,	January 2,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$54,962	$54,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,560	80,679
Deferred income taxes	20,292	7,210
Stock-based compensation expense	7,185	7,338
Other adjustments	4,534	2,503
Changes in operating assets and liabilities:
Operating assets	678	710
Operating liabilities	8,022	4,396

Net cash provided by operating activities	177,233	156,870

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(94,669)	(99,844)
Other investing activities	17	(3,025)

Net cash used in investing activities	(94,652)	(102,869)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from revolving credit facility	12,600	22,700
Proceeds from exercise of stock options	632	5,791
Dividends paid	(11,487)	—
Restricted stock returned for payment of taxes	(2,762)	(2,767)
Purchases of treasury stock	(79,781)	(77,633)
Other financing activities	(2,175)	(254)

Net cash used in financing activities	(82,973)	(52,163)

Effect of foreign exchange rate changes on cash	(204)	70

Change in cash and cash equivalents	(596)	1,908
Cash and cash equivalents at beginning of period	19,269	17,361

Cash and cash equivalents at end of period	$18,673	$19,269

CEC ENTERTAINMENT, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Net Income to EBITDA:

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2011	2010	2009	2008	2007
	(in thousands, except percentages)
Total revenues	$821,178	$817,248	$818,346	$814,509	$785,322

Net income	$54,962	$54,034	$61,194	$56,494	$55,921
Add:
Income taxes	34,142	38,726	37,754	34,137	35,453
Interest expense	8,875	12,142	12,017	17,389	13,170
Depreciation and amortization	81,560	80,679	78,071	75,445	71,919

EBITDA	$179,539	$185,581	$189,036	$183,465	$176,463

EBITDA as a percent of total revenues	21.9%	22.7%	23.1%	22.5%	22.5%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures, and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense, and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

Free Cash Flow:

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Quarter Ended		Fiscal Year Ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011
	(Unaudited and in thousands)
Cash provided by operating activities	$22,484	$19,080	$177,233	$156,870
Less:
Capital expenditures	26,503	29,159	94,669	99,844
Dividend payments	3,700	—	11,487	—

Free Cash Flow	$(7,719)	$(10,079)	$71,077	$57,026

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures and dividend payments.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment and payment of dividends, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.

STORE COUNT INFORMATION

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011
Number of Company-owned stores:
Beginning of period	507	500	507	497
New(1)	2	6	4	7
Acquired from franchisees	—	2	—	5
Closed	(2)	(1)	(4)	(2)

End of period	507	507	507	507

Number of franchised stores:
Beginning of period	49	46	47	48
New	—	3	3	4
Acquired by the Company	—	(2)	—	(5)
Closed	—	—	(1)	—

End of period	49	47	49	47

(1)	The number of new Company-owned stores during 2011 and 2010 included the relocation of two stores.